Exhibit 10.17

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

LUCAS ENERGY, INC.

PROMISSORY NOTE

Amount of Loan: $________	Date: May 31, 2013
HOUSTON, TEXAS

FOR VALUE RECEIVED, Lucas Energy, Inc., a Nevada corporation (the “Borrower”), promises to pay to the order of ____________ (the "Lender"), or Lender's registered assigns, at ____________________________, in lawful money of the United States of America the principal sum of __________________ and No/100 Dollars ($________),which shall be legal tender, bearing interest and payable as provided herein together with interest on the principal balance, at an interest rate equal to 14% per annum, with interest payable monthly in arrears on the first date of each month commencing July 1, 2013 (each an “Interest Payment”), and the principal plus any remaining accrued interest payable on the Maturity Date.  The “Maturity Date” shall be April 4, 2014.

This Note is executed and delivered by the Borrower pursuant to that certain Loan Agreement with the Borrower dated on or around the date hereof (as amended, modified or restated from time to time, the “Loan Agreement”). This Note evidences a Loan made by Lender to Borrower under the Loan Agreement and this Note is subject to the terms and provisions of the Loan Agreement.  All capitalized terms used herein, unless otherwise defined herein, shall have the same definitions herein as are assigned to such terms in the Loan Agreement.  Reference is hereby made to the Loan Agreement for a statement of the events upon which the maturity of this Note may be accelerated automatically. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day.

1.      Interest.  Interest shall be a flat rate of 14% of the principal per annum.

2.      Prepayment. The Borrower may prepay this Note in whole or in part at any time; provided that any such prepayment will be applied first to the payment of expenses due under this Note, if any, second to interest on this Note and third, to the payment of principal of this Note.

3.      Past Due Payments. Any overdue principal hereunder and, to the extent permitted by law, overdue interest hereon, shall bear interest, payable on demand, for each day from and including the date payment thereof was due to, but excluding, the date of actual payment, at a rate per annum equal to seventeen percent (17%) per annum (the “Default Rate”).

4.      Security Interest.  This Note is secured by that certain Security Interest set forth in the Loan Agreement.

5.      Use of Proceeds. The proceeds from this Note shall be used for general working capital or to pay amounts owed to Nordic.

6.      Successors and Assigns.  Subject to the restrictions on transfer described in Sections 7 and 8 below, the rights and obligations of the Borrower and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.      Transfer of this Note.  With respect to any offer, sale or other disposition of this Note, the Lender will give written notice to the Borrower prior thereto, describing briefly the manner thereof, together with a written opinion of Lender’s counsel, or other evidence if reasonably satisfactory to the Borrower, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Borrower, as promptly as practicable, shall notify Lender that Lender may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Borrower.  If a determination has been made pursuant to this Section 7 that the opinion of counsel for Lender, or other evidence, is not reasonably satisfactory to the Borrower, the Borrower shall so notify Lender promptly after such determination has been made.  Notwithstanding the foregoing, with respect to any offer, sale or other disposition of this Note to any person or entity affiliated with Lender (an “Affiliated Party”), Lender will give written notice to the Borrower prior thereto, describing briefly the manner thereof, and the Lender may transfer the Note to such Affiliated Party as long as the Affiliated Party agrees in writing to be bound by the terms hereof and the Loan Agreement (as applicable) as if such Affiliated Party was the original Lender hereunder.  Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act"), unless in the opinion of counsel for the Borrower such legend is not required in order to ensure compliance with the Securities Act.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Borrower.  Prior to presentation of this Note for registration of transfer, the Borrower shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Borrower shall not be affected by notice to the contrary.

8.      Assignment by the Borrower.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior written consent of the Required Lenders.

9.      Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be made in accordance with Section 8.1 of the Loan Agreement.

10.    Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

Note - May 2013

11.     Attorneys’ Fees. In the event a cause of action is filed to enforce this Note, the prevailing party shall have the right to collect from the non-prevailing party, its reasonable costs, necessary disbursements and attorneys’ fees incurred in enforcing this Note.

12.     Waivers. The Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.     Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas, or of any other state and venue for all causes of action shall be in Harris County, Texas.

[Signature on following page]

Note - May 2013

The Borrower has caused this Note to be issued on the date first written above.

LUCAS ENERGY, INC.
a Nevada corporation

By:__________________________________

Its: Chief Executive Officer

Printed Name: Anthony C. Schnur

Lucas Energy, Inc.
3555 Timmons Lane, Suite 1550
Houston, Texas 77027

Note - May 2013